EXHIBIT (j)(1)

CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Neuberger Berman Alternative Funds Prospectuses and "Independent Registered Public Accounting Firms" and "Financial Statements" in the Statements of Additional Information, each dated February 28, 2022, and each included in this Post-Effective Amendment No. 76 to the Registration Statement (Form N-1A, File No. 333-122847) of the Neuberger Berman Alternative Funds the “Registration Statement”).

We also consent to the incorporation by reference of our reports dated December 21, 2021, with respect to the financial statements and financial highlights of Neuberger Berman Absolute Return Multi-Manager Fund, Neuberger Berman Global Allocation Fund, Neuberger Berman Commodity Strategy Fund and Neuberger Berman U.S Equity Index PutWrite Strategy Fund (four of the funds constituting Neuberger Berman Alternative Funds) included in the Annual Report to Shareholders (Form N-CSR) for the year ended October 31, 2021, into this Registration Statement, filed with the Securities and Exchange Commission.

  /s/ Ernst & Young LLP

Boston, Massachusetts
February 22, 2022